UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 19, 2005
ASSOCIATED BANC-CORP
(Exact name of registrant as specified in its charter)

Wisconsin	001-31343	39-1098068
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)
1200 Hansen Road
Green Bay, Wisconsin 54304
(Address of principal executive offices, including zip code)
920-491-7000
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01. Entry into a Material Definitive Agreement.
     On October 13, 2005, the registrant and its wholly owned subsidiary, Associated Bank, National Association (the “Bank”), entered into a bank note program for the possible issuance by the Bank from time to time of its senior bank notes and subordinated bank notes (collectively, the “Notes”) in an aggregate principal amount outstanding at any one time of up to $2.0 billion (the “Note Program”). The primary agreements that govern the Note Program are the Distribution Agreement and the Fiscal Agency Agreement which are discussed below and which discussion is qualified entirely by reference to the agreements which are filed as exhibits to this Current Report and are incorporated herein by reference.
     In connection with the Note Program, on October 13, 2005, the registrant and the Bank entered into a Distribution Agreement dated September 30, 2005 (the “Distribution Agreement”) with Credit Suisse First Boston LLC, Citigroup Global Markets Inc., Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Agents”). Under the terms of the Distribution Agreement, the Agents have agreed to use reasonable efforts to solicit offers to purchase the Notes issued under the Note Program. The Distribution Agreement restricts the Bank’s right to offer the Notes through other agents. However, the Bank has reserved the right to sell the Notes directly on its own behalf. The Bank will pay each Agent a commission in an amount agreed to by the Bank and the selling Agent for sales of the Notes made by such Agent. Commissions are expected to vary based upon, among other things, the maturity of the Notes issued. The Bank may also sell the Notes to an Agent as principal for its own account at a discount to be agreed upon at the time of sale. The registrant and the Bank have agreed to indemnify the Agents against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).
     The Bank also entered into a Fiscal and Paying Agency Agreement dated as of September 30, 2005 (the “Fiscal Agency Agreement”) with The Bank of New York Trust Company, N.A., as Fiscal and Paying Agent (the “Fiscal and Paying Agent”). Under the terms of the Fiscal Agency Agreement, the Fiscal and Paying Agent will act as the Bank’s sole paying agent with respect to the Notes issued under the Note Program. The Bank may at any time rescind the designation of a Fiscal and Paying Agent, appoint a successor Fiscal and Paying Agent or approve a change in the office or department through which any Fiscal and Paying Agent acts. Under the Fiscal Agency Agreement, the Fiscal and Paying Agent will serve only as agent for the Bank and will not assume any fiduciary duties for the registered holders or beneficial owners of the Notes, except with respect to funds held by it for the payment of principal of, premium, if any, and interest on, the Notes. Unless otherwise specified in any applicable book-entry Note, the Fiscal and Paying Agent will also act as the calculation agent for floating rate Notes and indexed Notes and for certain other related matters. The Notes are not being issued pursuant to an Indenture.
     The Note Program provides the Bank with a facility under which it may continuously issue and offer short term unsecured senior Notes having maturities of seven days or more and medium term senior Notes having maturities of one year or more. Subordinated Notes have maturities of five years or more. The Notes will be an obligation solely of the Bank and will not be an obligation of, or otherwise guaranteed by, the registrant or any affiliate of the Bank. The Note Program allows the Bank to have up to an aggregate principal amount of $2.0 billion of Notes outstanding at any one time. However, the Note Program provides that the Bank may not have an amount of outstanding Notes under the Note Program having maturities of 270 days or less in an aggregate principal amount of $2.0 billion, minus the aggregate principal amount of Notes issued having maturities of more than 270 days.
     The Bank intends to use the net proceeds from the sale of the Notes in the ordinary course of its banking business.

     The Note Program does not commit the Bank to issue any particular amount of the Notes with any particular terms. The registrant intends for the Note Program to provide the Bank with flexibility in structuring various types of notes that may be issued and sold under the Note Program from time to time. The Notes are to be issued in fully registered form in $250,000 minimum denominations and integral multiples of $1,000 in excess thereof and will be denominated only in U.S. dollars. The Notes may bear interest at fixed or floating rates, or may be zero coupon notes, which do not bear interest. Floating rate Notes may pay interest based on any of several interest rate bases plus or minus a spread and/or multiplied by a spread multiplier. The Notes may be issued at a discount from their redemption amounts. The Notes may provide for payments of principal or interest to be indexed by reference to the price of specified commodities, currencies or interest rate indices. The Notes may provide for early redemption at the election of the Bank or the holder, or may provide the Bank with the right to extend the maturity. Any acceleration of a Note’s maturity is subject to the FDIC’s authority to prevent any such acceleration. The Bank may purchase the Notes at any price in the open market or otherwise. Forms of Notes are attached as exhibits to the Fiscal Agency Agreement.
     The Notes may be issued singly or in series. Any sales of the Notes by the Bank directly to an Agent as principal will require a separate Terms Agreement, a form of which is attached to the Distribution Agreement.
     The Notes are being offered and sold pursuant to an exemption from registration under Section 3(a)(2) of the Securities Act.
     Certain of the Agents and their affiliates may be customers of, borrowers from, engage in investment banking and/or commercial banking transactions with and perform services for the Bank and its affiliates in the ordinary course of business. The Agents and their affiliates receive customary cash compensation for such services.
     The Bank may have entered into, or from time to time may enter into, business relationships, contracts or agreements with any Fiscal and Paying Agent in the ordinary course of business.
     Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits.
(d)     Exhibits

Exhibit No.	Description
1.1	Distribution Agreement dated September 30, 2005 among Associated Bank, National Association, Associated Banc-Corp, Credit Suisse First Boston LLC, Citigroup Global Markets Inc., Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated

4.1	Fiscal and Paying Agency Agreement dated as of September 30, 2005 between Associated Bank, National Association and The Bank of New York Trust Company, N.A., as Fiscal and Paying Agent
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Associated Banc-Corp

(Registrant)

Date: October 19, 2005	By: /s/ Brian R. Bodager

Brian R. Bodager
Chief Administrative Officer,
General Counsel & Corporate Secretary